THIRD AMENDMENT OF ISOLYSER COMPANY, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN


     WHEREAS, by at least a majority vote of the holders of the outstanding capital stock of Isolyser Company, Inc. (the "Company") who voted on said matter at the Annual Meeting of Shareholders of the Company held on April 27, 1995, the Company adopted that certain Isolyser Company, Inc. 1995 Employee Stock Purchase Plan (the "Plan"); and

     WHEREAS, the Plan has been amended (i) effective July 1, 1995 by unanimous written consent of the Board of Directors of the Company, and (ii) on March 15, 1996 by the Board of Directors of the company as subsequently approved by the shareholders of the Company; and

     WHEREAS, the Board of Directors has resolved to further amend the Plan as hereinbelow more particularly set forth.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Defined Terms. Initially capitalized terms used in this Amendment which are not otherwise defined by this Amendment are used with the same meaning ascribed to such terms in the Plan.

     2. Amendment. Section 20(d) of the Plan is hereby deleted.

     3. Effectiveness. This Amendment shall be effective at November 1, 1996.

     4. Ratification. Except as hereinabove amended and modified, the Plan is adopted and ratified without further modification or amendment.

         IN WITNESS WHEREOF, the Company has caused this Third Amendment to be adopted on ____________, 1996, to be as set forth in this Second Amendment

                                                     ISOLYSER COMPANY, INC.



                                                     By:

                                                     Name: C. Fred Harlow

                                                     Title:Senior Vice President

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